Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2019

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA., February 12, 2020 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (NASDAQ: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the fourth quarter and year ended December 31, 2019.  A description of funds from operations, or FFO, FFO as adjusted for comparability, and Core FFO, all three non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release.  All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted.  For further detail, please also refer to both the quarterly financial supplement and the Company’s Annual Report on Form 10-K which can be retrieved from the investor relations section of our website at www.GladstoneCommercial.com.
Summary Information (dollars in thousands, except per share data):

	As of and for the three months ended
	December 31, 2019		September 30, 2019	$ Change	% Change
Operating Data:
Total operating revenue	$29,386		$28,667	$719	2.5%
Total operating expenses	(22,462)	(1)	(19,445)	(3,017)	15.5%
Other expense, net	(6,452)		(7,031)	579	(8.2)%
Net income	$472		$2,191	$(1,719)	(78.5)%
Less: Dividends attributable to preferred stock	(2,986)		(2,612)	(374)	14.3%
Less: Series A and B Preferred Stock offering costs write off	(2,674)		—	(2,674)	100.0%
Less: Dividends attributable to senior common stock	(217)		(226)	9	(4.0)%
Net loss attributable to common stockholders and Non-controlling OP Unitholders	$(5,405)		$(647)	$(4,758)	735.4%
Add: Real estate depreciation and amortization	13,428		12,979	449	3.5%
Add: Impairment charge	1,813		—	1,813	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$9,836		$12,332	$(2,496)	(20.2)%
Add: Convertible senior common distributions	217		226	(9)	(4.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$10,053		$12,558	$(2,505)	(19.9)%
Add: Series A and B preferred stock offering costs write off	2,674		—	2,674	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	$12,727		$12,558	$169	1.3%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$9,836		$12,332	$(2,496)	(20.2)%
Add: Write off deferred financing fees	—		61	(61)	NM
Add: Acquisition related expenses	204		(6)	210	(3,500.0)%
Add: Prepaid ATM cost write off	82		—	82	100.0%
Add: Asset retirement obligation expense	42		32	10	31.3%
Add: Bad debt write off	152		—	152	100.0%
Add: Series A and B preferred stock offering costs write off	2,674		—	2,674	100.0%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$12,990		$12,419	$571	4.6%
Add: Convertible senior common distributions	217		226	(9)	(4.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,207		$12,645	$562	4.4%

Share and Per Share Data:
Net loss attributable to common stockholders and Non-controlling OP Unitholders - basic and diluted	(0.18)		(0.02)	(0.16)	(800.0)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.30		0.39	(0.09)	(23.1)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.30		0.39	(0.09)	(23.1)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	0.39		0.39	—	—%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.40		0.39	0.01	2.6%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.40		0.39	0.01	2.6%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	32,332,144		31,775,739	556,405	1.8%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	33,006,755		32,485,645	521,110	1.6%
Cash dividends declared per common share and Non-controlling OP Unit	$0.375		$0.375	$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,064,389	(2)	$1,008,438	$55,951	5.5%
Total assets	$1,039,508		$978,012	$61,496	6.3%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$626,594		$590,823	$35,771	6.1%
Total equity and mezzanine equity	$363,190		$343,851	$19,339	5.6%
Properties owned	118	(2)	109	9	8.3%
Square feet owned	14,242,008	(2)	13,143,288	1,098,720	8.4%
Square feet leased	97.0%		98.8%	(1.8)%	(1.8)%

(1)	Includes a $1.8 million impairment charge recognized on one property during the three months ended December 31, 2019.

(2)	Includes one property classified as held for sale of $7.4 million and 64,500 square feet.

	As of and for the year ended
	December 31, 2019		December 31, 2018		$ Change	% Change
Operating Data:
Total operating revenue	$114,387		$106,798		$7,589	7.1%
Total operating expenses	(80,231)	(1)	(71,137)		(9,094)	12.8%
Other expense, net	(24,615)	(2)	(23,337)	(4)	(1,278)	5.5%
Net income	$9,541		$12,324		$(2,783)	(22.6)%
Less: Dividends attributable to preferred stock	(10,822)		(10,416)		(406)	3.9%
Less: Series A and B Preferred Stock offering costs write off	(2,674)		—		(2,674)	100.0%
Less: Dividends attributable to senior common stock	(892)		(931)		39	(4.2)%
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders	$(4,847)		$977		$(5,824)	(596.1)%
Add: Real estate depreciation and amortization	52,039		47,620		4,419	9.3%
Add: Impairment charge	1,813		—		1,813	—%
Less: Gain on sale of real estate	(2,952)		(2,763)		(189)	6.8%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$46,053		$45,834		$219	0.5%
Add: Convertible senior common distributions	892		931		(39)	(4.2)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$46,945		$46,765		$180	0.4%
Add: Series A and B preferred stock offering costs write off	2,674		—		2,674	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	$49,619		$46,765		$2,854	6.1%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$46,053		$45,834		$219	0.5%
Add: Acquisition related expenses	326		174		152	87.4%
Add: Write-off of deferred financing fees	344		6		338	5,633.3%
Add: Write off shelf registration statement and prepaid ATM costs	100		—		100	100.0%
Add: Asset retirement obligation expense	137		121		16	13.2%
Add: Bad debt write off	152		—		152	100.0%
Add: Series A and B Preferred Stock offering costs write off	2,674		—		2,674	100.0%
Less: Write off of debt discount	—		(49)		49	(100.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$49,786		$46,086		$3,700	8.0%
Add: Convertible senior common distributions	892		931		(39)	(4.2)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$50,678		$47,017		$3,661	7.8%

Share and Per Share Data:
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders - basic & diluted	(0.16)		0.03		(0.19)	(633.3)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	1.47		1.59		(0.12)	(7.5)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	1.46		1.58		(0.12)	(7.6)%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability	1.55		1.58		(0.03)	(1.9)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	1.59		1.60		(0.01)	(0.6)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	1.58		1.59		(0.01)	(0.6)%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	31,396,826		28,804,167		2,592,659	9.0%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	32,071,437		29,528,503		2,542,934	8.6%
Cash dividends declared per common share and Non-controlling OP Unit	$1.50		$1.50		$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,064,389	(3)	$949,822	(5)	$114,567	12.1%
Total assets	$1,039,508		$938,775		$100,733	10.7%
Mortgage notes payable, term preferred stock, term loan facility & line of credit, net	$626,594		$566,059		$60,535	10.7%
Total equity and mezzanine equity	$363,190		$340,017		$23,173	6.8%
Properties owned	118	(3)	101	(5)	17	16.8%
Square feet owned	14,242,008	(3)	11,726,996	(5)	2,515,012	21.4%
Square feet leased	97.0%		99.1%		(2.1)%	(2.1)%

(1)	Includes a $1.8 million impairment charge recognized on one property during the year ended December 31, 2019.

(2)	Includes a $3.0 million gain on sale, net, from one property sale during the year ended December 31, 2019.

(3)	Includes one property classified as held for sale of $7.4 million and 64,500 square feet.

(4)	Includes a $2.8 million gain on sale, net, from three property sales during the year ended December 31, 2018.

(5)	Includes one property classified as held for sale of $3.2 million and 50,000 square feet.
Highlights of Fiscal Year 2019:
• Acquired properties: Purchased 18 fully-occupied industrial properties, with an aggregate of approximately 2.6 million square feet of rental space, for $130.3 million, at a weighted average cap rate of 7.7%;
• Sold properties: Sold one non-core property as part of our capital recycling strategy for $6.9 million, resulting in a net gain of $3.0 million;
• Renewed shelf registration: Renewed our shelf registration statement to allow us to issue up to $500.0 million of additional equity;
• Issued preferred stock: Issued 2,760,000 shares of newly designated 6.625% Series E Preferred Stock, raising net proceeds of $66.6 million;

• Redeemed Series A and B Preferred Stock: Redeemed all of our 7.75% Series A and 7.50% Series B Preferred Stock for a total redemption payment of approximately $56.9 million;
• Issued stock under ATM Programs: Issued 3.0 million shares of common stock for net proceeds of $64.5 million;
• Amended, extended and upsized credit facility: Increased our term loan from $75.0 million to $160.0 million, inclusive of a delayed draw component, and increased our revolver from $85.0 million to $100.0 million, while extending the maturity date of our term loan for five years and extending the maturity date of our revolver for four years. The LIBOR-based interest rate was reduced by 10 basis points;
• Issued new debt: Borrowed $69.7 million in fixed rate and swapped to fixed rate mortgage debt at a weighted average interest rate of 3.9% with maturity dates ranging from June 1, 2024 to February 8, 2029;
• Repaid debt: Repaid $31.4 million in fixed rate mortgage debt, with a weighted average interest rate of 4.6%, with cash on hand and borrowings from our line of credit and repaid $13.6 million of variable rate mortgage debt at a weighted average rate of LIBOR plus 2.47%, for which we had an interest rate cap agreement;
• Extended mortgage debt maturity dates: Extended the maturity date on $12.6 million of variable rate mortgage debt for a weighted average 2.4 years;
• Leased vacant space: Leased 68,768 square feet of previously vacant space with lease terms ranging from 5 to 11.5 years at three of our properties;
• Renewed leases: Renewed 236,670 square feet with lease terms ranging from 6.2 to 11.5 years at four of our properties; and
• Paid distributions: Paid monthly cash distributions for the year totaling $1.50 per share on our common stock and Non-controlling OP Unit, $1.6038191 per share on our Series A Preferred Stock, $1.552 per share on our Series B Preferred Stock, $1.75 per share on our Series D Preferred Stock, $0.404861 per share on our Series E Preferred Stock, and $1.05 per share on our senior common stock. The Preferred Series A and Series B cash distributions reflect prorated distributions through the redemption date.
Fourth Quarter 2019 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the quarter ended December 31, 2019 was $13.2 million, a 4.4% increase when compared to the quarter ended September 30, 2019, equaling $0.40 per share. Core FFO increased primarily due to an increase in total operating revenues from the nine properties acquired during the quarter ended December 31, 2019, coupled with a decrease in interest expense due to lower one-month LIBOR rates on our variable rate debt. This was partially offset by an increase in property operating expenses.
Fiscal Year 2019 Results: Core FFO available to common stockholders and Non-controlling OP Unitholders for the year ended December 31, 2019, was $50.7 million, a 7.8% increase when compared to the year ended December 31, 2018, equaling $1.58 per share. On a per share basis, this equates to a 0.6% decrease to Core FFO. Core FFO increased primarily due to the increase in rental income from 2019 acquisitions and re-leased vacant space, partially offset by an increase in net property operating expenses and an increase in interest expense.
Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months and year ended December 31, 2019 was $(5.4) million and $(4.8) million, or $(0.18) and $(0.16) per share, respectively, compared to net (loss) income (attributable) available to common stockholders for the three months ended September 30, 2019 and year ended December 31, 2018 of $(0.6) million and $1.0 million, or $(0.02) and $0.03 per share, respectively. A reconciliation of Core FFO to net (loss) income for the three months ended December 31, 2019 and September 30, 2019 and the years ended December 31, 2019 and 2018, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit and basic and diluted net income per weighted average share of common stock and Non-controlling OP Unit is set forth in the Summary Information table above.
Subsequent to the end of the quarter:
• Acquired properties: Acquired a $5.3 million industrial property located in Indianapolis, Indiana at a cap rate of 7.24%, which is 100% leased to three tenants for a weighted average lease term of 7.2 years and also acquired a $34.7 million three property industrial portfolio with locations in Houston, Texas; Charlotte, North Carolina; and St. Charles, Missouri, at a cap rate of 7.59%, which is 100% leased to one tenant for a 20 year lease term;
• Issued stock under ATM programs: Issued 1.3 million shares of common stock for net proceeds of $27.9 million;
• Renewed leases: Renewed a tenant in one of our Springfield, Missouri properties for an additional five years, with a new maturity date of May 31, 2026 and renewed our tenant in our Englewood, Colorado property for an additional five years, with a new maturity date of December 31, 2026;
• Filed universal shelf: Filed an additional universal registration statement which allows us to issue up to an additional $800.0 million of securities;
• Declared distributions: Declared monthly cash distributions for January, February and March 2020 totaling $0.37545 per share on our common stock and Non-controlling OP Unit, $0.4374999 per share on our Series D Preferred Stock, $0.414063 per share on our Series E Preferred Stock, and $0.2625 per share on our senior common stock.

Comments from Gladstone Commercial’s President, Bob Cutlip: “Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy and rent growth, accretive real estate investments made during 2018 and 2019, and our ability to lease previously vacant space as well as our deleveraging and capital recycling programs. We have successfully executed our focus on industrial assets, by investing $130.3 million in 18 industrial properties in our target growth markets during 2019, and eclipsed one billion dollars in assets. We have continued to expand our industrial portfolio in 2020, by investing $40.0 million in four industrial assets. We anticipate our robust pipeline will result in successful acquisitions during the remainder of 2020 and beyond. We have continued our capital recycling program, whereby we have sold non-core assets and used the proceeds to de-lever our portfolio, as well as acquire properties in our target growth markets. We successfully exited one non-core asset during 2019, recognizing a net gain of $3.0 million, and we anticipate exiting another non-core asset during the first quarter of 2020. We are extremely pleased with our solid performance over the last several years, including same store cash rents increasing by approximately 2%. We believe our same store rent should be stable and rising as we continue our growth. We will continue to focus on investing in new properties, with an emphasis on industrial acquisitions, which we believe will improve operating efficiencies and reduce portfolio capital expenditures. We are looking forward to continued growth and success for our shareholders."
Conference Call: Gladstone Commercial will hold a conference call on Thursday, February 13, 2020, at 8:30 a.m. EST to discuss its earnings results.  Please call (888) 734-0328 to enter the conference call.  An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through February 20, 2020.  To hear the replay, please dial (855) 859-2056 and use playback conference number 6039117. The live audio broadcast of the Company’s quarterly conference call will also be available on our website, www.GladstoneCommercial.com, and will also be archived and available for replay through April 13, 2020.
About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States.  Including payments through January 2020, Gladstone Commercial has paid 180 consecutive monthly cash distributions on its common stock.  Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. The company has paid 46 consecutive monthly cash distributions on its Series D Preferred Stock, and four consecutive monthly cash distributions on its Series E Preferred Stock. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003.  Further information can be found at www.GladstoneCommercial.com.
About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.
Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.
Non-GAAP Financial Measures:
FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.  FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.  The Company believes that FFO per share and unit provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.
FFO as adjusted for comparability: FFO as adjusted for comparability is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for non-recurring expense adjustments related to the write off of offering costs pertaining to redeemed securities.  Although the Company’s calculation of FFO as adjusted for comparability differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance.  Accordingly, FFO as adjusted for comparability should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments.  Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance.  Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.
The Company’s presentation of FFO, as defined by NAREIT, FFO as adjusted for comparability, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.
The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk factors" of its Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 12, 2020. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation

+1-703-287-5893